UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
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Summer Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-2722022
(State of incorporation or organization)	(IRS Employer Identification No.)

800 Bering Drive, Suite 260 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   ☐
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Securities Act registration statement file number to which this form relates:   333-144620

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $0.001 par value	OTC Bulletin Board

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of Registrant’s $0.001 par value common stock (“Common Stock”) being registered hereunder is contained in the section entitled “Description of Capital Stock” in Amendment No. 2 to the Registrant’s Form SB-2 Registration Statement (File No. 333-144620) filed with the Securities and Exchange Commission on January 23, 2008, and is incorporated herein by reference.  In addition, a description of the Registrant’s Common Stock is contained in the section entitled “Description of Registrant’s Securities” in Item 2.01 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2012, and is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

SUMMER ENERGY HOLDINGS, INC.

Dated: April 5, 2012	By:	/s/ Roderick L. Danielson
	Name:	Roderick L. Danielson
	Title	President and Chief Executive Officer